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Exhibit 23.1 - Letter of Anderson ZurMuehlen & Co., P.C.


                        [Anderson ZurMuehlen & Co., P.C.]








We consent to the use in this report on Form 10-KSB of our report dated July 18, 2001, relating to the financial statements of Eagle Bancorp.


/s/ Anderson ZurMuehlen & Co., P.C.
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    Anderson ZurMuehlen & Co., P.C.


Helena, Montana
September 17, 2001